Exhibit 99.1

Arlington Asset Investment Corp. Announces Redemption of All Outstanding 6.625% Senior Notes due 2023

McLean, Va., July 7, 2021 /PRNewsire/ -- Arlington Asset Investment Corp. (NYSE: AAIC) (the “Company”), today announced that it has issued a notice of redemption (the “Redemption”) for all $23,821,025 aggregate principal amount of its outstanding 6.625% Senior Notes due 2023 (CUSIP No. 041356 304) (the “Senior Notes”) on August 6, 2021 (the “Redemption Date”). The Senior Notes will be redeemed at a price equal to 100% of the principal amount of the Senior Notes, or $25 per $25 principal amount of the Senior Notes, plus unpaid interest accrued thereon to, but excluding, the Redemption Date.

Questions relating to the Redemption should be directed to the Depository Trust & Clearing Corporation at 1-888-382-2721.

About Arlington Asset Investment Corp.

The Company currently invests in mortgage-related and other assets and has elected to be taxed as a REIT.  The Company is headquartered in the Washington, D.C. metropolitan area.

Cautionary Language Regarding Forward-Looking Statements

Certain statements in this press release are forward-looking as defined by the Private Securities Litigation Reform Act of 1995.  These include statements regarding redemption of the Senior Notes.  Forward-looking statements can be identified by forward-looking language, including words such as "believes," "expects," "anticipates," "estimates," "plans," "continues," "intends," "should", "may," and similar expressions. Due to known and unknown risks, including the risk that the assumptions on which the forward-looking statements are based prove to be inaccurate, actual results may differ materially from expectations or projections.  These risks also include those described in the Company's most recent Annual Report on Form 10-K and any other documents filed by the Company with the Securities and Exchange Commission (the "SEC") from time to time, which are available from the Company and from the SEC, and you should read and understand these risks when evaluating any forward-looking statement.  Readers of this press release are cautioned to consider these risks and uncertainties and not to place undue reliance on any forward-looking statements.  The Company does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to matters discussed in this press release, except as may be required by applicable securities laws.

SOURCE Arlington Asset Investment Corp.

For further information:

Media: 703.373.0200 or ir@arlingtonasset.com

Investors: Richard Konzmann at 703.373.0200 or ir@arlingtonasset.com